Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 23,2020, in the Regulation A Offering Statement (Form 1-A) of Tropical Racing Inc. and Subsidiaries.

Friedman CPA Group

Certified Public Accountants

February 12, 2021

Plantation, Florida